LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact:	Investor Contact:
	A. Charles Wilson	Berkman Associates
	Chairman	(310) 477-3118
	(818) 787-7000	info@BerkmanAssociates.com

Trio-Tech Reports Third Quarter and Nine Months Results

Van Nuys, CA – May 18, 2018 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the third quarter and first nine months of fiscal 2018.

Nine Months Results
For the first nine months of fiscal 2018 ended March 31, 2018, revenue increased 13% to $31,601,000 compared to $27,900,000 for the first nine months of fiscal 2017, reflecting higher revenue in each of the Company's business segments. Gross margin for the first nine months of fiscal 2018 increased 10% to $7,787,000, or 25% of revenue, compared to $7,099,000, or 25% of revenue, for the first nine months of fiscal 2017.
Income from operations for this year's first nine months increased 30% to $1,479,000, or 5% of revenue, compared to $1,140,000, or 4% of revenue, for the same period last year.
Trio-Tech recognized a one-time, non-cash income tax expense of $900,000, related to the 2017 United States Tax Cuts and Jobs Act, which requires a mandatory one-time repatriation of certain earnings and profits of the Company’s foreign subsidiaries previously deferred from U.S. taxation. This estimated tax is payable over a period of eight years at no interest and is not expected to have a material effect on the Company’s working capital position. After this one-time non-cash tax effect, net income attributable to Trio-Tech common shareholders for the first nine months of fiscal 2018 was $509,000, or $0.14 per diluted share.
Shareholders' equity at March 31, 2018 was $23,923,000, or $6.73 per outstanding share, compared to $21,527,000, or $6.11 per outstanding share, at June 30, 2017. Shareholder’s equity benefited from a foreign currency translation gain of $1,809,000, compared to a loss of $1,087,000 for the first nine months last year. There were approximately 3,553,055 common shares outstanding at March 31, 2018.

Third Quarter Results
For the third quarter of fiscal 2018 ended March 31, 2018, revenue increased 3% to $10,104,000 compared to revenue of $9,825,000 for the third quarter last year. A 24% increase in testing services revenue and a 29% increase in distribution revenue offset a 26% decrease in manufacturing revenue attributable to a decrease in orders from a large customer. A change in product mix in both manufacturing and testing services reduced overall gross margin to 22% of sales for this year's third quarter, compared to 25% of sales for the third quarter of fiscal 2017.
After the one-time non-cash income tax expense mentioned above, the net loss for the third quarter of fiscal 2018 was $739,000, or $0.20 per diluted share.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "It’s important to emphasize that income from operations increased 30% for the first nine months of fiscal 2018, compared to the same period last year and that the Company would have posted a strong increase in net income, after excluding the one-time effect of the new U.S. tax act.
"We are encouraged that demand for Trio-Tech's testing and distribution services remained as robust in the third quarter as it was in the year's first half. We are working diligently to take advantage of opportunities for growth. While our fiscal third quarter results are typically affected by a slowdown in business activity related to the Chinese New Year and its festivities, we expect improving business operations in the fourth quarter of fiscal 2018.

(more)

Trio-Tech Reports Third Quarter and Nine Months Results
May 18, 2018
Page Two

"As always, we are focused on improving operating efficiencies and reducing costs wherever possible, even as we deliver the highest standard of service and value to our customers. This time-tested strategy is viewed as the foundation for Trio-Tech's continued success in the years ahead."

About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue	2018	2017	2018	2017

Manufacturing	$3,124	$4,230	$11,862	$11,221
Testing Services	4,913	3,977	14,454	12,204
Distribution	2,033	1,581	5,175	4,360
Others	34	37	110	115
	10,104	9,825	31,601	27,900
Costs of Sales
Cost of manufactured products sold	2,530	3,345	9,246	8,762
Cost of testing services rendered	3,491	2,597	9,881	8,069
Cost of distribution	1,821	1,407	4,598	3,899
Others	30	29	89	71
	7,872	7,378	23,814	20,801

Gross Margin	2,232	2,447	7,787	7,099

Operating Expenses:
General and administrative	1,773	1,659	5,339	5,178
Selling	181	222	612	587
Research and development	75	51	377	156
(Gain) Loss on disposal of property, plant and equipment	(31)	30	(20)	38
Total operating expenses	1,998	1,962	6,308	5,959

Income from Operations	234	485	1,479	1,140

Other (Expenses) Income
Interest expense	(64)	(43)	(174)	(149)
Other income, net	111	45	311	358
Total other income	47	2	137	209

Income from Continuing Operations before Income Taxes	281	487	1,616	1,349
Income Tax Expenses	(980)	(106)	(1,035)	(256)
(Loss) Income from Continuing Operations
before Non-controlling Interest, net of tax	(699)	381	581	1,093
Loss from Discontinued Operations, net of tax	(6)	(1)	(11)	(4)
NET (LOSS) INCOME	(705)	380	570	1,089
Less: Net Income Attributable to Non-controlling Interest	34	30	61	126
Net (Loss) Income Attributable to Trio-Tech International	(739)	350	509	963

Net Amount Attributable to Trio-Tech International common shareholder:
(Loss) Income from Continuing Operations, net of tax	(736)	351	520	970
Loss from Discontinued Operations, net of tax	(3)	(1)	(11)	(7)
Net (Loss) Income Attributable to Trio-Tech International	$(739)	$350	$509	$963
Basic (Loss) Earnings per Share	$(0.21)	$0.10	$0.15	$0.28
Diluted (Loss) Earnings per Share	$(0.20)	$0.10	$0.14	$0.27
Weighted Average Shares Outstanding - Basic	3,553	3,523	3,553	3,523
Weighted Average Shares Outstanding - Diluted	3,772	3,639	3,778	3,577

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Comprehensive Income Attributable to Trio-Tech International:

Net (loss) income	$(705)	$380	$570	$1,089

Foreign Currency Translation, net of tax	849	290	1,809	(1,087)

Comprehensive Income	144	670	2,379	2

Less: Comprehensive Income (Loss)
Attributable to Non-controlling Interest	142	(38)	255	(75)

Comprehensive Income
Attributable to Trio-Tech International	$2	$708	$2,124	$77

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Mar. 31,	Jun. 30,
	2018	2017

ASSETS	(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$5,376	$4,772
Short-term deposits	678	787
Trade accounts receivable, net	8,617	9,009
Other receivables	392	401
Inventories, net	2,369	1,756
Prepaid expenses and other current assets	219	226
Asset held for sale	96	86

Total current assets	17,747	17,037

Deferred tax assets	453	375
Investment properties, net	1,231	1,216
Property, plant and equipment, net	12,881	11,291
Other assets	2,315	1,922
Restricted term deposits	1,761	1,657

Total non-current assets	18,641	16,461

TOTAL ASSETS	$36,388	$33,498

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Lines of credit	$1,311	$2,556
Accounts payable	2,099	3,229
Accrued expenses	4,648	3,043
Income taxes payable	1,117	233
Current portion of bank loans payable	376	260
Current portion of capital leases	260	228

Total current liabilities	9,811	9,549

Bank loans payable, net of current portion	1,593	1,552
Capital leases, net of current portion	614	531
Deferred tax liabilities	404	295
Other non-current liabilities	43	44

Total non-current liabilities	2,654	2,422

TOTAL LIABILITIES	12,465	11,971

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,553,055 and 3,523,055
shares issued and outstanding at March 31, 2018 and June 30, 2017, respectively	11,023	10,921
Paid-in capital	3,246	3,206
Accumulated retained earnings	4,850	4,341
Accumulated other comprehensive gain-translation adjustments	3,248	1,633

Total Trio-Tech International shareholders' equity	22,367	20,101

Non-controlling interest	1,556	1,426

TOTAL EQUITY	23,923	21,527

TOTAL LIABILITIES AND EQUITY	$36,388	$33,498